Exhibit 99.1

Modiv Industrial Announces Tax Treatment of 2025 Dividends

Denver, CO, January 22, 2026 – Modiv Industrial, Inc. (“Modiv Industrial,” “Modiv” or the “Company”) (NYSE:MDV), the only public REIT exclusively focused on acquiring industrial manufacturing real estate properties, announced the tax treatment for its 2025 common stock and preferred stock dividends.
Common Stock Distributions

FORM 1099-DIV			Box 1a	Box 1b	Box 2a	Box 2b	Box 2e	Box 2f	Box 3	Box 5
Record Date	Payment Date	Distribution per Share	Ordinary Taxable Dividend	Taxable Qualified Dividends	Total Capital Gain Distribution	Unrecaptured 1250 Gain	Section 897 Ordinary Dividends	Section 897 Capital Gain	Nondividend Distributions (1)	Section 199A Dividends
12/31/2024	1/27/2025	$0.09583	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.09583	$0.00
1/31/2025	2/25/2025	$0.09750	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.09750	$0.00
2/28/2025	3/25/2025	$0.09750	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.09750	$0.00
3/31/2025	4/25/2025	$0.09750	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.09750	$0.00
4/30/2025	5/15/2025	$0.09750	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.09750	$0.00
5/30/2025	6/16/2025	$0.09750	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.09750	$0.00
6/30/2025	7/15/2025	$0.09750	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.09750	$0.00
7/31/2025	8/15/2025	$0.09750	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.09750	$0.00
8/29/2025	9/15/2025	$0.09750	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.09750	$0.00
9/30/2025	10/15/2025	$0.09750	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.09750	$0.00
10/31/2025	11/14/2025	$0.09750	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.09750	$0.00
11/28/2025	12/15/2025	$0.09750	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.09750	$0.00
	Totals	$1.16833	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$1.16833	$0.00

Preferred Stock Dividends

FORM 1099-DIV			Box 1a	Box 1b	Box 2a	Box 2b	Box 2e	Box 2f	Box 3	Box 5
Record Date	Payment Date	Dividends per Share	Ordinary Taxable Dividend	Taxable Qualified Dividends	Total Capital Gain Distribution	Unrecaptured 1250 Gain	Section 897 Ordinary Dividends	Section 897 Capital Gain	Nondividend Distributions	Section 199A Dividends (2)
12/31/2024	1/15/2025	$0.4609375	$0.4609375	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.4609375
3/31/2025	4/15/2025	$0.4609375	$0.4609375	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.4609375
6/30/2025	7/15/2025	$0.4609375	$0.4609375	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.4609375
9/30/2025	10/15/2025	$0.4609375	$0.4609375	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.4609375
	Totals	$1.8437500	$1.8437500	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$1.8437500

(1) Amounts in Box 3 are also known as Return of Capital.
(2) Section 199A Dividends is a subset of, and included in, the Ordinary Taxable Dividend amount.

About Modiv Industrial
Modiv Industrial, Inc. is an internally managed REIT that is focused on single-tenant net-lease industrial manufacturing real estate. The Company actively acquires critical industrial manufacturing properties with long-term leases to tenants that fuel the national economy and strengthen the nation’s supply chains. For more information, please visit: www.modiv.com.

Forward-looking Statements
Certain statements contained in this press release, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to annualized dividend rates, future distributions and distributions declared by the Company’s board of directors. Such forward-looking statements are subject to various risks and uncertainties, including but not limited to those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (the “SEC”) on March 4, 2025. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in the Company’s other filings with the SEC. Any forward-looking statements herein speak only as of the time when made and are based on information available to the Company as of such date and are qualified in their entirety by this cautionary statement. The Company assumes no obligation to revise or update any such statement now or in the future, unless required by law.

Inquiries:
management@modiv.com